EXHIBIT  23.1

                       Consent of Independent Accountants

To  the  Board  of  Directors
Berens  Industries,  Inc.


We consent to the incorporation by reference in the registration statement on Form S-8, of Berens Industries, Inc., file number 333-50352, of our report, dated March 21, 2001, on our audits of the consolidated financial statements of Berens Industries, Inc. for the years ended December 31, 2000 and 1999, which report appears in the December 31, 2000 annual report on Form 10-KSB of Berens Industries, Inc. We also consent to the reference to our firm under the caption "Experts".



Ham, Langston, & Brezina, LLP
Houston,  Texas
April 30, 2001